UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

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WELLS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

_____________

Maryland	000-51262	20-0068852
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 21, 2010, E. Nelson Mills has been appointed President of Wells Real Estate Investment Trust II, Inc. (the “Company,” “we,” “us” and “our”). Mr. Mills replaces Leo F. Wells, III. Mr. Wells remains the Chairman of the Company’s board of directors.

Mr. Mills, 49, is one of our directors, and from April 2007 to March 29, 2010, served as one of our independent directors. On March 29, 2010, Mr. Mills became a Senior Vice President of Wells Capital, the Company’s external advisor (the “Advisor”). Mr. Mills is expected to devote a majority of his time to the Company on behalf of the Advisor. From February 2006 to March 29, 2010, Mr. Mills served as an independent director of Wells Timberland and continues to serve on its board of directors. From 2006 to 2008, Mr. Mills also served as an independent director of Institutional REIT, a Wells-sponsored program that was dissolved prior to selling shares to third parties. Mr. Mills served as the president and chief operating officer of Williams Realty Advisors, LLC from 2005 to 2009. While at Williams Realty Advisors, Mr. Mills was responsible for investment and financial strategy and was in charge of the design, formation and operation of a series of real estate investment funds.

Prior to joining Williams Realty Advisors in December 2004, Mr. Mills was a financial consultant to Timbervest, LLC, an investment manager specializing in timberland investments. From September 2000 to April 2004, Mr. Mills served as chief financial officer of Lend Lease Real Estate Investments (US), Inc., an investment manager specializing in the acquisition and management of commercial real estate, and from August 1998 to August 2000 served as a senior vice president of Lend Lease with responsibility for tax planning and administration and the supervision of various merger and acquisition activities. Prior to joining Lend Lease, Mr. Mills was a tax partner with KPMG LLP.

Mr. Mills received a Bachelor of Science degree in Business Administration from the University of Tennessee and a Masters of Business Administration degree from the University of Georgia. Mr. Mills also is a Certified Public Accountant.

The appointment of Mr. Mills was not made pursuant to any arrangement or understanding between him and any other person. The Company does not directly compensate its officers for services rendered to the Company. Other than his affiliation with the Advisor and its affiliates and the Company’s ongoing relationship with them as previously reported, Mr. Mills does not have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party.

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 21, 2010, the Company held its annual meeting of stockholders at the Atlanta Athletic Club, 1930 Bobby Jones Drive, Johns Creek, Georgia. The matters submitted to the stockholders for a vote were (i) the election of nine directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, and (ii) a proposal to approve an amendment to the Company’s charter to require certain conflict-of-interest transactions and certain joint ventures be approved by both the conflicts committee of the board of directors (as currently required) and the full board of directors.

The nominees submitted for election as directors were Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon, E. Nelson Mills, George W. Sands, Neil H. Strickland, Leo F. Wells, III and Douglas P. Williams. The number of votes cast for and votes withheld for each of the director nominees was as follows:

Name	For	Withhold

Charles R. Brown	258,593,752	5,564,564
Richard W. Carpenter	258,517,485	5,640,832
Bud Carter	258,542,992	5,615,324
John L. Dixon	258,739,070	5,419,246
E. Nelson Mills	258,676,199	5,482,117
George W. Sands	258,654,478	5,503,838
Neil H. Strickland	258,538,143	5,620,174
Leo F. Wells, III	258,855,046	5,303,271
Douglas P. Williams	258,765,536	5,392,780

All of the nominees were elected to serve as directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

The following are the voting results with respect to the amendment to the Company’s charter (the proposal below is described in detail in the proxy statement related to the annual meeting of stockholders):

Proposal	For	Against	Abstain

Amendment to require that certain conflict-of-interest and joint venture	251,506,436	3,103,294	9,548,587
transactions be approved by both the conflicts committee and the board of directors

The affirmative vote of the holders of at least a majority of the Company’s outstanding shares of common stock entitled to vote on the proposal was required to approve the proposal to amend the Company’s charter. As of April 23, 2010, the record date of the Company’s annual meeting, there were 515,400,661 shares of common stock outstanding and eligible to vote on the proposal. The proposal did not receive sufficient votes for approval.

The board of directors chose not to adjourn the stockholders meeting and attempt to solicit additional votes to approve the proposed amendment because the proposed amendment was sought only in connection with the Company’s renewal of its third public offering. As the Company decided to discontinue the sale of shares in the offering, effective June 30, 2010, the proposed amendment was no longer necessary.

Item 8.01. Other Events Amendment to Share Redemption Program

Under our share redemption program, “Ordinary Redemptions” (those made other than within two years of a stockholder’s death or “qualifying disability”) have been suspended since September, 2009. Our board of directors understands that some stockholder may, due to financial hardship, need to sell their shares. Given the current illiquidity of our shares, some third parties have sought to exploit these hardships by offering to purchase our shares at prices substantially below the price at which the shares were issued by the Company. (Third-party tender offers have been conducted at $3.00, $4.00 and $4.25 per share within the last seven months.) In order to offer stockholders who face such a hardship an opportunity to liquidate their shares at a less steeply discounted price, the Company’s board of directors determined to amend the share redemption program (the “SRP”) as described below.

When setting the price at which Ordinary Redemptions are to be effected (up to $6.00 per share as described more fully below), the Company did not conduct a valuation of its portfolio. Rather the board of directors chose a redemption price that was substantially higher than the prices offered in recent tender offers for the Company’s shares but that was low enough that the board of directors could be confident that redemptions at such price would be an attractive use of cash without having to engage an appraiser or another party to value the Company’s portfolio. The $6.00 price at which Ordinary Redemptions will generally be effected is not an expression of the view of the board of directors of a value of a share of the Company. The board does not recommend that investors seek to redeem their shares at this price.

On July 21, 2010, our board of directors approved an amendment to our SRP. The amendment provides that Ordinary Redemptions will resume on September 30, 2010, at a redemption price equal to 60.0% of the price at which the share was originally issued by the Company. Unless this redemption price is modified by a subsequent amendment to the SRP, this redemption price for Ordinary Redemptions will remain in effect until the date that the Company publishes an estimate of the value of a share of its common stock other than an estimate based on the most recent prices paid in a public offering of the Company’s common stock (the “Net Asset Value Publication Date”). As amended, this price will automatically adjust for special distributions and to account for certain recapitalizations. On or after the Net Asset Valuation Date, the Ordinary Redemption price will be 95.0% of the estimated per share value. The amended SRP treats all currently pending Ordinary Redemption requests received prior to the announcement of this amendment as withdrawn in light of the change in redemption price. The amendment does not change redemption prices for redemptions that occur within two years of a stockholder’s death or qualifying disability, which redemptions will continue to be effected at the price at which the shares were originally issued (in most cases, $10.00 per share) until the Net Asset Value Publication Date.

The amendment also limits participation in the SRP to exclude shares purchased from another stockholder if the purchase occurs after the announcement of the amendment. In other words, if shares are transferred for value by a stockholder and the transfer occurred after July 27, 2010, the transferee and all subsequent holders of such shares are not eligible to participate in the SRP with respect to such shares.

Additionally, the amendment increases the number of shares that the Company may redeem. Previously, prior to their suspension, Ordinary Redemptions were limited in any calendar year to those that could be effected with 50% of the net proceeds from the sale of shares in the Company’s dividend reinvestment plan during such calendar year. Such cap has been eliminated by the amendment. However, the SRP continues to limit Ordinary Redemptions and “qualifying disability” redemptions so that such redemptions (in aggregate) in any calendar year do not exceed 5% of the weighted-average number of shares of common stock outstanding in the prior calendar year. In addition, total redemptions (including those within two years of a stockholder’s death) are not permitted to the extent they would cause both (i) the aggregate amount paid for all redemptions during the then-current calendar year to exceed 100% of the net proceeds of the Company’s dividend reinvestment plan during such calendar year and (ii) the total number of shares redeemed during the then-current calendar year to exceed 5% of the weighted-average number of shares outstanding in the prior calendar year. Previously, total redemptions were limited to 100% of the net proceeds of the Company’s dividend reinvestment plan during such calendar year.

The full text of the Amended and Restated Share Redemption Program is filed as an exhibit hereto.

Amendment to Dividend Reinvestment Plan

On July 21, 2010, our board of directors approved an amendment to our dividend reinvestment plan (the “DRP”). The DRP previously provided for share purchases to be made at the higher of $9.55 per share or

95% of the estimated value per share. As amended, the purchase price will remain $9.55 per share until the Net Asset Value Publication Date (as defined above). Thereafter, the purchase price will be 95.5% of the estimated per share value of a share of common stock. The amendment also provides voting rights to fractional shares acquired through the plan. Previously, only whole shares acquired through the plan were entitled to vote. A copy of the Second Amended and Restated Dividend Reinvestment Plan is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

4.3	Second Amended and Restated Dividend Reinvestment Plan

4.4	Amended and Restated Share Redemption Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: July 27, 2010	By:	/s/ Douglas P. Williams

Douglas P. Williams
Executive Vice President

		EXHIBIT INDEX
Exhibit No.		Description

Ex.	4.3	Second Amended and Restated Dividend Reinvestment Plan
Ex.	4.4	Amended and Restated Share Redemption Program